As filed with the Securities and Exchange Commission on January 5, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LECROY CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	13-2507777 (I.R.S. Employer Identification No.)

700 Chestnut Ridge Road, Chestnut Ridge, New York 10977 (845) 425-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas H. Reslewic, President and Chief Executive Officer
LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, New York 10977
(845) 425-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service and registrant's principal executive offices)

Copy to:
Roger D. Feldman, Esq.
Fish & Richardson P.C.
225 Franklin Street
Boston, Massachusetts 02110
(617) 956-5924

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, LeCroy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Chestnut Ridge, State of New York, on January 5, 2007.

LECROY CORPORATION

By: /s/ Thomas H. Reslewic
Name: Thomas H. Reslewic
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Thomas H. Reslewic, Sean O’Connor and Roger D. Feldman severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Charles A. Dickinson	Chairman of the Board of Directors	January 5, 2007
/s/ Thomas H. Reslewic Thomas H. Reslewic	President, Chief Executive Officer and Director	January 5, 2007
/s/ Sean O’Connor Sean O’Connor	Vice President, Finance, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	January 5, 2007
* Robert E. Anderson	Director	January 5, 2007
* Walter O. LeCroy, Jr.	Director	January 5, 2007
* Norman R. Robertson	Director	January 5, 2007
* William G. Scheerer	Director	January 5, 2007
* Allyn C. Woodward, Jr.	Director	January 5, 2007

*By /s/ Sean O’Connor